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                                                                  EXHIBIT 2.3


                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT is made as of the 21th day of August, 1995, by and between JAMES R. LEININGER (the "Pledgor") and KINETIC CONCEPTS, INC., a Texas corporation (the "Secured Party" or the "Company").

                                   ARTICLE I

                           GRANT OF SECURITY INTEREST

         Section 1.01. Security Interest. The Pledgor hereby grants to the Secured Party a security interest in the Collateral described in Section 2.01 of this Stock Pledge Agreement to secure (a) the indebtedness evidenced by the promissory note (the "Note") of even date herewith in the original principal amount of $10,000,000.00 executed by the Pledgor and made payable to the order of the Secured Party, and any renewals, modifications, extensions or rearrangements thereof, and (b) the due and punctual performance and observance of all covenants required to be performed or observed by the Pledgor contained in this Stock Pledge Agreement.

                                   ARTICLE II

                                   COLLATERAL

         Section 2.01. Description of Collateral. The collateral subject to this Stock Pledge Agreement (the "Collateral") is the shares of Common Stock of the Company owned by Pledgor and described in Schedule 1 attached hereto and made a part hereof for all purposes (the "Pledged Stock"), together with and including (i) all dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock; and (ii) any and all other proceeds of the Pledged Stock, of whatever kind, nature or description.

         Section 2.02. Delivery of Collateral. Upon the execution and delivery hereof, and at all times thereafter, all instruments and certificates representing or evidencing the Collateral shall be delivered to the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank.
In the event that the Pledgor shall become entitled to receive or shall receive any instrument and/or certificate including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization, consolidation, sale of all or substantially all of the assets of the Company or merger, which such instrument and/or certificate evidences the Collateral, such instrument and/or certificate shall be promptly delivered to the Secured Party upon receipt by the Pledgor and shall be





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in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank.

         Section 2.03. Absence of Restrictions. No Restriction (hereinafter defined) is in effect with respect to the Collateral, and no Restriction will be in effect with respect to any Collateral hereafter delivered to Secured Party, other than Restrictions described in Schedule 2 attached hereto. The execution, delivery, and performance of this Stock Pledge Agreement (including the exercise of any and all remedies provided for herein) will not result in or permit the imposition of any Restriction upon any present or future Collateral, and neither Pledgor nor Company shall cause, permit, or suffer to exist the imposition of any Restriction upon any of the Collateral, other than Restrictions described in Schedule 2 attached hereto. As used herein the term "Restriction" means any voting agreement, voting trust, proxy, power of attorney, dividend order, shareholder agreement, stock transfer agreement, restrictive bylaw, or other document, instrument, or agreement, whether revocable or irrevocable, limiting or affecting the rights of the holder of the Collateral to vote, transfer, receive dividends or distributions on, or otherwise enjoy any of the benefits of, the Collateral.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES AND COVENANTS
                                 OF THE PLEDGOR

         Section 3.01. Representations and Warranties. The Pledgor hereby represents and warrants that the Pledgor is the legal and equitable owner and holder of the Pledged Stock, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except (i) the security interest created by this Stock Pledge Agreement, (ii) restrictions, if any, noted on the certificates evidencing the Pledged Stock, and (iii) matters set forth in Schedule 2 attached hereto.

                                   ARTICLE IV

                          VOTING RIGHTS AND DIVIDENDS

         Section 4.01. While No Default Exists. So long as no Event of Default (as defined in Section 6.01 hereof) is continuing:

         (a) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Stock Pledge Agreement; and

         (b) The Pledgor shall be entitled to receive all dividends paid in respect of the Collateral.





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         Section 4.02.  While Default Exists.  During the continuance of an
Event of Default:

         (a) All rights of the Pledgor to exercise the voting and other consensual rights which the Pledgor would otherwise be entitled to exercise pursuant to Section 4.01(a) shall cease, and all such rights shall be vested in the Secured Party who shall thereupon have the sole right (but no obligation) to exercise such voting and other consensual rights.

         (b) The Secured Party shall be entitled to apply to debts secured by this Stock Pledge Agreement all dividends and distributions paid in respect of the Collateral and any of same received by the Pledgor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received with any endorsement necessary for payment or transfer to bearer.

                                   ARTICLE V

                           TRANSFERS AND OTHER LIENS

         Section 5.01. Transfers by the Pledgor. The Pledgor agrees that, until payment of the Note in full and subject to any other existing applicable agreements, the Pledgor will not:

         (a) sell or otherwise dispose of, or grant any option not disclosed inSchedule 2 hereto with respect to, any of the Collateral except to the Secured Party;

         (b) modify any option or other encumbrance identified inSchedule 2 hereof; or

         (c) create or permit to exist any lien, security interest or other charge or encumbrance not disclosed in Schedule 2 hereto upon or with respect to any of the Collateral superior or prior to the security interest created under this Stock Pledge Agreement.

                                   ARTICLE VI

                                EVENT OF DEFAULT

         Section 6.01. Definition of Event of Default. The term "Event of Default", wherever used in this Stock Pledge Agreement, shall mean any one or more of the following events, whether or not the occurrence of such event shall, on the part of the Pledgor, be voluntary or involuntary or result or be effected by operation of law





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or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or governmental body or otherwise:

         (a) a Default (as such term is used and defined in the Note) shall occur;

         (b) any representation of the Pledgor contained in Article III hereof shall be inaccurate in any material respect;

         (c) failure by the Pledgor to perform and comply with any term, covenant, agreement or condition contained in this Stock Pledge Agreement if such failure continues for a period of thirty (30) days after Secured Party gives notice to Pledgor of such failure;

         (d) the Pledgor shall (i) file, or consent by answer or otherwise to the filing against the Pledgor of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, or take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver or similar officer with similar powers with respect to the Pledgor or of any substantial part of the property of the Pledgor, (iv) be adjudicated insolvent or (v) take, approve or permit action for the purpose of any of the foregoing; or

         (e) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent of the Secured Party, a custodian, receiver or similar officer with similar powers with respect to the Pledgor or with respect to any substantial part of the property of the Pledgor, or if an order for relief shall be entered in any case or proceeding to take advantage of any bankruptcy or insolvency law of any jurisdiction, or if any petition for any such relief shall be filed against the Pledgor.

                                  ARTICLE VII

                            PROCEDURES UPON DEFAULT

         Section 7.01. Remedies Upon Default. During the continuance of an Event of Default, the Secured Party shall have, the rights and remedies of a secured party under the Uniform Commercial Code as adopted and in effect in Texas as amended from time to time, including without limitation thereto, the right to sell or otherwise dispose of any or all of the Collateral. The Secured Party will send the Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, certified or registered mail, to the Pledgor at the address





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designated in this Stock Pledge Agreement at least ten (10) days before the time of the sale or disposition.

         Section 7.02 Matters Regarding Collateral. Since some or all of the Pledged Stock has not been registered under the Securities Act of 1933 (the "Act"), the Pledgor recognizes that the Secured Party may be required to sell the Collateral privately and that such sale may be made (i) without advertisement or public notice, (ii) after solicitation of only a limited number of sophisticated investors, (iii) pursuant to an investment representation intent and letter from the purchaser thereof, or (iv) pursuant to other procedures that may be necessary, proper or convenient to qualify as a transaction exempt from registration under the Securities Act of 1933 and applicable state securities laws. Pledgor further recognizes that such procedures and restrictions may cause the Pledged Stock to have less value than it otherwise would have, and that the private sale by the Secured Party may result in a lower sales price than if the sale were otherwise held. With knowledge of such facts, the Pledgor specifically agrees that the sale of the Collateral privately by the Secured Party shall be commercially reasonable for all purposes. Pledgor and Secured Party agree that, since other shares of stock of the Company that are of the same class of stock as the Pledged Stock are registered under the Act (the "Registered Stock") and are sold in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") market, the Pledged Stock is of a type customarily sold in a recognized market and is of a type which is the subject of widely distributed standard price quotations, to-wit, price quotations in the NASDAQ market. Accordingly, Pledgor and Secured Party agree that Secured Party may buy at a private sale of the Collateral held pursuant to this Stock Pledge Agreement, and that a purchase price for the Pledged Stock at such a private sale equal to the then current NASDAQ market price applicable to the Registered Stock is commercially reasonable.

         Section 7.03. Marshaling. The Secured Party shall not be required to marshal any present or future security for (including but not limited to this Stock Pledge Agreement and the Collateral pledged hereunder), or guaranties of, the indebtedness evidenced by the Note or any of them, or to resort to such security or guaranties in any particular order; and all of Secured Party's rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however, existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Stock Pledge Agreement or under any other instrument evidencing any of the indebtedness evidenced by the Note or under which any of the indebtedness evidenced by the Note is outstanding or by which any of the indebtedness evidenced by the Note is secured or guaranteed, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.





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                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.01. Rights Cumulative; No Waiver. The rights and privileges hereunder granted are additional, cumulative and concurrent, and the enumeration of certain rights, privileges and options herein shall not be construed as a waiver of, nor to impair, any other rights existing either at law or in equity independently of this Stock Pledge Agreement concerning this or any other liability, obligation, indebtedness or collateral security.
Either party may waive any default without waiving any other prior or subsequent default.

         Section 8.02. Notice. Notices shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, to the party to receive same at the following addresses or such other addresses as may be specified to the other party hereto in writing:

Pledgor's Address: James R. Leininger         Copy to: Mission City Management
                   200 Canada Verde                    8122 Datapoint Dr., #900
                   San Antonio, Texas  78232           San Antonio, Texas 78229
                                                       Attn:  Timothy Lyles

Secured Party's Address:  Kinetic Concepts, Inc.
                          8023 Vantage Drive, 12th Floor
                          San Antonio, Texas 78230

         Section 8.03. Further Assurances. The Pledgor will do all such acts reasonably designed to secure the Collateral, and will furnish to the Secured Party all such financing statements, certificates and other documents and will do or cause to be done all such other things as the Secured Party may reasonably request from time to time in order to confirm or perfect the security interest granted hereby.

         Section 8.04. Secured Party's Exoneration. Except to the extent otherwise required by applicable law, under no circumstances shall the Secured Party be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. The Secured Party shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral or against other parties thereto. The Secured Party's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the indebtedness evidenced by the Note.

         Section 8.05. No Waiver, Etc. No act (except for an express written waiver), failure or delay by the Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Secured Party





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of any default, right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

         Section 8.06. Section and Other Headings. The section and other headings contained in this Stock Pledge Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Stock Pledge Agreement.

         Section 8.07. Parties in Interest. This Stock Pledge Agreement shall inure to the benefit of and be binding upon the Secured Party, the Pledgor and their respective successors, assigns and transferees. Nothing in this Stock Pledge Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Stock Pledge Agreement.

         Section 8.08. Entire Agreement. This Stock Pledge Agreement embodies the entire agreement and understanding between the parties hereto with respect to the pledge of the Collateral and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 8.09. Severability. If any provision of this Stock Pledge Agreement, or the application thereto to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Stock Pledge Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         Section 8.10. Amendments. This Stock Pledge Agreement may be amended or modified by, and only by, a written instrument executed by the Pledgor, and Secured Party or their respective successors, assigns and transferees.

         Section 8.11. Counterparts. This Stock Pledge Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement, binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart.

         EXECUTED as of the day and year first above written.

                                        PLEDGOR:
                                        --------



                                            /s/ JAMES R. LEININGER
                                        -----------------------------------
                                                JAMES R. LEININGER





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                                        SECURED PARTY:
                                        -------------

                                        KINETIC CONCEPTS, INC.,
                                        a Texas corporation


                                        By:    /s/ DENNIS E. NOLL
                                           --------------------------------
                               Printed Name:       DENNIS E. NOLL
                                           --------------------------------
                                      Title:       Vice President
                                           --------------------------------





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                                   SCHEDULE 1


                                                                                       Number of Shares
 Certificate Date         Certificate Number         Registered Name             represented by Certificate
 ----------------         ------------------         ---------------             --------------------------
  12/15/88                  810                       James R. Leininger              1,000,000

                                   SCHEDULE 2


      The Pledged Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. Moreover, Leininger may be deemed to be an "affiliate" of KCI, as that term is defined in Rule 144 promulgated under the Act, and, as such, there may be certain additional restrictions on the sale or other transfer of the Pledged Stock or any part thereof.